EXHIBIT 10.2

Performance Guarantee Confirmation
Reference is made to a Performance Guarantee dated as of December 16, 2014 made by the undersigned in favour of the Purchaser (the “Performance Guarantee”). The undersigned acknowledges and confirms that the performance guarantee remains in full force and effect notwithstanding the entering into of this eighth amendment.
Dated as of the 20th day of May, 2020.

WINTRUST FINANCIAL CORPORATION
By:	/s/David A. Dykstra
Name: David A. Dykstra
Title: Vice Chairman and COO

By:	/s/Kathleen M. Boege
Name: Kathleen M. Boege
Title: EVP, General Counsel and Corp. Secretary

Signature Page to Eighth Amending Agreement